Exhibit 10.1

KADANT INC.
NOTICE OF AMENDMENT TO
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENTS

1.            This amendment is effective as of September 18, 2013 with respect to the Performance-Based Restricted Stock Unit Award Agreements granted to the Recipient named below on the dates specified (the "Agreements") and has been authorized and approved by the Compensation Committee of the Board of Directors of Kadant Inc. (the "Company").

Recipient: ________________________________

RSU Award Agreement dated:                                                                                    March 6, 2013

RSU Award Agreement dated:                                                                                    March 7, 2012

RSU Award Agreement dated:                                                                                    March 9, 2011

2.            Section 4(b) is hereby deleted and replaced in its entirety with the following:

"(b) Termination of Employment; Death and Disability. In the event that the Recipient ceases to be employed by the Company prior to a Vesting Date for any reason or for no reason (other than upon a "Change in Control" as provided in Section 4(c) or upon death or disability meeting the requirements set forth in this Section 4(b)), with or without cause, then any of the Recipient's RSUs that have not previously vested shall be automatically and immediately forfeited and returned to the Company as of the date employment ceases. In the event of the Recipient's death or disability that occurs prior to a Vesting Date and before the last day of the Measurement Period, then 100% of the Recipient's RSUs that have not previously been forfeited or vested shall become immediately vested and no longer subject to the Forfeiture provisions in this Section 4, and the Company shall immediately deliver to the Recipient (or his or her beneficiary in the event of death), as soon as administratively feasible but no later than 30 days after the vesting thereof that number of Award Shares to the Recipient equal to the number shown on the first page of this Award Agreement without adjustment. In the event of the Recipient's death or disability that occurs prior to a Vesting Date and on or after the last day of the Measurement Period, then 100% of the Recipient's RSUs that have not previously been forfeited or vested shall become immediately vested and no longer subject to the Forfeiture provisions in this Section 4, and the Company shall immediately deliver to the Recipient (or his or her beneficiary in the event of death), as soon as administratively feasible but no later than 30 days after the vesting thereof that number of Award Shares to the Recipient equal to the number of Award Shares deliverable based on the achievement of the performance measures, as adjusted and determined in Section 3 (less any Award Shares that have been previously forfeited or vested and issued). For purposes of this Award Agreement, "disability" means that you are receiving disability benefits under the Company's Long Term Disability Coverage, as then in effect, on the date employment ceases.

3.            By your signature below, you acknowledge receipt of this Notice of Amendment to the Agreements and agree that this Amendment is attached and made a part of the Agreements, effective as of the 18th day of September, 2013.

RECIPIENT

___________________________